                                                                   EXHIBIT 10(a)



                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



                                     among



                         ENGLES DAIRY ACQUISITION, L.P.

                                VELDA FARMS INC.

                                      and



                           THE MORNINGSTAR GROUP INC.




                                 April 8, 1994
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                               TABLE OF CONTENTS

                                                                                                                        Page
ARTICLE I        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II       The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 2.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.2      Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.3      Certificate of Limited Partnership of the Surviving Entity  . . . . . . . . . . . . . . . . .   7
         Section 2.4      Limited Partnership Agreement of the Surviving Entity . . . . . . . . . . . . . . . . . . . .   8
         Section 2.5      General Partner of the Surviving Entity . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.6      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.7      Conversion of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.8      No Further Ownership Rights in Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.9      Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III      Representations and Warranties of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 3.1      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2      Authorization and Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.4      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.5      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.6      Acquisition of Shares for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.7      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.8      Brokers' or Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IV       Representations and Warranties of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         Section 4.1      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.2      Authorization and Validity of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.3      Authorization and Validity of the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.4      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.5      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.6      Acquisition of Preferred Stock for Investment . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.7      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.8      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.9      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.10     Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.11     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.12     Liabilities and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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         Section 4.13     Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.14     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.15     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.16     Real Property-Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 4.17     Real Property-Leased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.18     Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.19     Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.20     Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.21     Relationship with Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.22     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 4.23     Patents, Trademarks and Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 4.24     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 4.25     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 4.26     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.27     Brokers' or Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.28     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.29     Product Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.30     Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.31     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.32     Section 1445 of the Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.33     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.34     Interests in Competitors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.35     Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.36     Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE V        Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VI       Covenants of the Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         Section 6.1      Corporate Action and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.2      Reasonable Efforts to Effectuate Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.3      Status of Representations, Warranties and Conditions Before the Closing . . . . . . . . . . . .  32
         Section 6.4      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.5      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.6      Interference with Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.7      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.8      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.9      Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.10     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VII      Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         Section 7.1      Corporate Action and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 7.2      Reasonable Efforts to Effectuate Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  35





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
         Section 7.3      Status of Representations, Warranties and Conditions Before the Closing . . . . . . . . . . . .  35
         Section 7.4      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.5      Access to Information and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.6      Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 7.7      Affirmative Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 7.8      Material Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.9      Employee Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.10     Capital Assets; Payments of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.11     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 7.12     Interference with Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.13     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.14     Releases; Terminations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.15     Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.16     No Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.17     Loss, Theft, Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.18     Insured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.19     Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 7.20     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII     Conditions Precedent of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.3      Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 8.4      Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.5      Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.6      Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.7      Governmental Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.8      Supply Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.9      Tax Matters Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.10     Administrative Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.11     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.12     Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IX       Conditions Precedent of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         Section 9.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.3      Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.4      Corporate Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.5      Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.6      Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.7      Governmental Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.8      Supply Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.9      Trademark Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.10     Trademark Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.11     Additional Deliveries of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.12     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46





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         Section 9.13     Non-Competition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.14     Dairy Products Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.15     Tax Matters Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.16     Title Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.17     Administrative Services Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.18     Releases; Terminations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.19     FIRPTA Affidavit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 9.20     Secretary's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE X        Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         Section 10.1.    Survival of Representations and Warranties; Tax Matters . . . . . . . . . . . . . . . . . . . . .  47
         Section 10.2.  Limitations on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 10.3.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 10.4.  Defense of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE XI       Access to Information and Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         Section 11.1     Access to Information and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 11.2     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XII      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 12.1     Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.2     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.3     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 12.4     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.5     Costs, Expenses and Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.6     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 12.7     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.8     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 12.10    Announcements, Press Releases or Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XIII     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         Section 13.1     Grounds for Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
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EXHIBITS



     Exhibit               Description

        A                  Terms of Preferred Stock

        B                  Form of Supply Agreement

        C                  Form of Tax Matters Agreement

        D                  Form of Trademark Assignment

       E-1                 Form of Trademark License

       E-2                 Form of Trademark License

       E-3                 Form of Trademark License





                                      (v)

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                 AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated April 8, 1994 (this "Agreement"), by and among The Morningstar Group Inc., a Delaware corporation (the "Seller"), Velda Farms Inc., a Delaware corporation and wholly-owned subsidiary of the Seller (the "Company"), and Engles Dairy Acquisition, L.P., a Delaware limited partnership (that will change its name to Velda Farms, L.P. upon consummation of the transactions contemplated by this Agreement) (the "Purchaser"). The Company and the Purchaser are sometimes herein collectively referred to as the "Constituent Companies."

                 WHEREAS, the Seller, the Company and Engles Dairy Acquisition, Inc. ("EDA") have entered into that certain Agreement and Plan of Merger dated as of February 17, 1994 (the "Original Agreement"), pursuant to which the Company agreed to merge with and into EDA with EDA being the surviving corporation; and

                 WHEREAS, EDA has assigned all of its rights and interests (other than the right to purchase the Transferred Receivables (as hereinafter defined)) in and to and the Purchaser has assumed all of EDA's obligations (other than the obligation to purchase the Transferred Receivables) under, the Original Agreement, and each of the Company and the Seller has consented to such assignment;

                 WHEREAS, the Purchaser, the Seller and the Company desire to effect a merger ("Merger") of the Company into the Purchaser, pursuant to which
(i) the Seller shall receive consideration in the amounts set forth below, and
(ii) the Purchaser will be the surviving entity (the "Surviving Entity") of the Merger; and

                 WHEREAS, the Purchaser has taken all necessary partnership action to effect the Merger and the Board of Directors and stockholder of the Company have approved the Agreement and the Merger.

                 NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

                 Capitalized terms used herein shall have the meanings ascribed to them in Article I unless such terms are defined elsewhere in this Agreement.

                 Administrative Services Agreement: an administrative services agreement in form and substance satisfactory to the Purchaser and the Seller, such Administrative Services Agreement to be entered into among the Seller, the Purchaser and the Company at the Closing.

                 Affiliate: with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Agreement: this Amended and Restated Agreement and Plan of Merger and all schedules and exhibits attached hereto.

                 Base Cash Amount: $45,000,000 in cash, subject to certain adjustments set forth in Section 2.9 hereof.

                 Business Day: any day that commercial banks are open for business in Dallas, Texas.

                 Closing:  as defined in Section 2.1.

                 Closing Date:  as defined in Section 2.1.

                 Code:  the Internal Revenue Code of 1986, as amended.

                 Commitment:  any (i) partnership or joint venture agreement;
(ii) deed of trust or other security agreement; (iii) guarantee or suretyship, indemnification or contribution agreement or performance bond except for guarantees and indemnities given to the Company's customers in the ordinary course of business with respect to products sold or distributed by the Company the form of which is set forth on Schedule 4.29; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) lease or series of related leases of real property or lease or series of related leases of personal property providing for annual lease payments in excess of $25,000, whether as lessor, lessee, sublessor or sublessee; (viii) any agreement or series of related agreements for the acquisition of services, supplies, equipment or other personal property involving more than $25,000 in the aggregate; (ix) contracts containing noncompetition or similar covenants; (x) any other contract or arrangement or series of related contracts or arrangements that involves either an unperformed commitment in excess of $25,000 or that terminates more than one year from the date hereof; (xi) any other material written agreement or commitment not made in the ordinary course of business; or
(xii) any planned, budgeted or proposed capital expenditure in excess of $50,000.

                 Company:    Velda Farms Inc., a Delaware corporation.

                 Confidential Information:  as defined in Sections 6.5 and 7.4.

                 Current Financial Statements:  as defined in Section 2.9(a).

                 Delaware GCL:  as defined in Section 2.1.

                 DRULPA:  as defined in Section 2.1.

                 Effective Time:  as defined in Section 2.6.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended.

                 Estimated Cash Amount: the Base Cash Amount as adjusted as set forth in Section 2.9(a) hereof.

                 Estimated Long-Term Liabilities:  as defined in Section 2.9(a).

                 Estimated Net Working Capital:  as defined in Section 2.9(a).

                 Facilities: the manufacturing plants, distribution centers and offices and other installations and establishments used in the business of the Company.

                 Final Balance Sheet:  as defined in Section 2.9(b).

                 Final Cash Amount:  as defined in Section 2.9(d).

                 Final Long-Term Liabilities:  as defined in Section 2.9(b).

                 Final Net Working Capital:  as defined in Section 2.9(b).

                 Financial Statements: the Company's balance sheets at each of December 31, 1989, 1990, 1991, 1992 and 1993 and the Company's related statements of income for each of the years ended December 31, 1989, 1990, 1991, 1992 and 1993, including the notes thereto.

                 HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 Indemnifiable Loss:  as defined in Section 10.2(a).

                 Indemnifying Party:  as defined in Section 10.2(a).

                 Indemnitee:  as defined in Section 10.2(a).

                 Indemnity Payment:  as defined in Section 10.2(a).

                 Independent Accountant:  Coopers & Lybrand.

                 Initial Net Working Capital:  as defined in Section 2.9(a).

                 Inventory: all parts, supplies, products, fluid milk and other raw materials, ingredients, work in process, finished goods, packaging materials and other items of inventory.

                 Issuer:  as defined in the definition of Preferred Stock.

                 Legal Requirements: any and all currently effective applicable (a) federal, state and local laws (statutory and administrative), ordinances and regulations and (b) judgments, orders, writs, injunctions and decrees.

                 Liens: any and all liens, claims, assessments, levies, charges, adverse claims, security interests, pledges, deeds of trust, mortgages or other encumbrances, whether imposed by operation of law or pursuant to a written or oral agreement or other understanding or otherwise asserted.

                 Long-Term Liabilities: as of a particular date, will be the sum of the Company's liabilities that are not current liabilities, determined in accordance with generally accepted accounting principles, consistently applied but including other post-employment benefit liabilities in the agreed amount of $250,000 and excluding any such liabilities to be released or paid at or prior to the Closing by the Seller or the Company.

                 March 31, 1993 Balance Sheet:  as defined in Section 2.9(a).

                 Material Adverse Effect: as to any Person, any condition, event or circumstance that has, produces or results in an adverse effect that is material to the business, financial condition or results of operations of any Person or Persons and its wholly-owned subsidiaries, taken as a whole.

                 Merger:  as defined in the preamble to this Agreement.

                 Net Working Capital: the Net Working Capital, as of a particular date, will be the sum of the Company's current assets (which shall include the Transferred Receivables classified as current assets) minus the sum of the Company's current liabilities, in accordance with general accepted accounting principles consistently applied excluding any prepaid expenses or other assets which will have no tangible benefit to the Company after the Closing Date. Schedule 2.9 reflects the Net Working Capital calculation as of March 31, 1993.

                 Non-Competition Agreement: a non-competition agreement for the benefit of the Purchaser in form and substance satisfactory to the Purchaser and the Seller, such Non-Competition Agreement to be entered into between the Seller, the Company and the Purchaser at the Closing.

                 Person: an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

                 Preferred Stock: shares representing $3,000,000 original stated value of 9% Series A Preferred Stock containing the provisions set forth in Exhibit A hereto, issued by OC Holdings, Inc., a Delaware corporation and the sole limited partner of the Purchaser (the "Issuer"), to the Company and distributed to the Seller immediately prior to the consummation of the Merger.

                 Properties: all real estate owned or leased by the Seller or the Company for use in the business of the Company.

                 Proprietary Rights:  as defined in Section 4.23.

                 Purchaser: Engles Dairy Acquisition, L.P., a Delaware limited partnership that will change its name to Velda Farms, L.P. upon consummation of the Merger.

                 Reasonable Efforts: the diligent pursuit by a party, in good faith, of all such acts as may be commercially reasonable.

                 Returns: all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and including any amendments thereto.

                 Securities Act:  the Securities Act of 1933, as amended.

                 Seller:  The Morningstar Group Inc., a Delaware corporation.

                 Shares: 1,000 shares of common stock, par value $1.00 per share, of the Company.

                 Supply Agreement: the Supply Agreement in substantially the form set forth as Exhibit B hereto.

                 Surviving Entity: as defined in the preamble to this Agreement.

                 Tax Matters Agreement: the Tax Matters Agreement in substantially the form as set forth as Exhibit C hereto, among the Seller, the Purchaser and the Company, such Tax Matters Agreement to be entered into at the Closing.

                 Taxes: all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, intangibles, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any of the foregoing Taxes.

                 Third Party Claim:  as defined in Section 10.2(a).

                 Trademark Assignment: the Trademark Assignment in substantially the form set forth as Exhibit D hereto, such Trademark Assignment to be granted by the Seller to the Company.

                 Trademark Licenses: the Trademark Licenses in substantially the form set forth as Exhibits E-1, E-2 and E-3 hereto, such Trademark Licenses to be granted by the Seller to the Company.

                 Transferred Receivables: accounts receivable of the Company in the amount of $3,000,000 transferred by the Company to the Issuer immediately prior to the Merger as consideration for the Preferred Stock.


                                   ARTICLE II

                                   The Merger

                 Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law, as amended (the "Delaware GCL") and the Delaware Revised Uniform Limited Partnership Act, as amended ("DRULPA"), the Company shall be merged with and into the Purchaser. Following the Merger, the separate existence of the Company shall cease, and the Purchaser shall continue as the Surviving Entity in the Merger. The closing of the transactions contemplated hereby (the "Closing") shall occur commencing at 10:00 a.m., Dallas, Texas time, on the first Monday at least two Business Days following the satisfaction or waiver of the conditions to the Closing set forth in Articles VIII and IX of this Agreement (the "Closing Date"), in the offices of Weil, Gotshal & Manges, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, or at such other time and place as shall be mutually agreed to in writing by the parties hereto. At the Closing, (i) the Seller shall deliver to the Purchaser for cancellation in good delivery form all certificates representing the Shares and (ii) the Purchaser shall deliver to the Seller the Estimated Cash Amount in immediately available funds.

                 Section 2.2 Effect of the Merger. The Merger shall have the effects set forth in Delaware GCL Section 259 and DRULPA Section 17-211.

                 Section 2.3 Certificate of Limited Partnership of the Surviving Entity. At the Effective Time (as defined below) and without any further action on the part of the Constituent Companies, the Certificate of Limited Partnership of the Purchaser shall be the Certificate of Limited Partnership of the Surviving Entity.

                 Section 2.4 Limited Partnership Agreement of the Surviving Entity. At the Effective Time and without any further action on the part of the Constituent Companies, the Limited Partnership Agreement of the Purchaser shall be the Limited Partnership Agreement of the Surviving Entity.

                 Section 2.5 General Partner of the Surviving Entity. At the Effective Time, the directors of the Company and the officers of the Company immediately prior to the Effective Time shall be removed and the business and operations of the Surviving Entity shall be managed by Velda Holdings, Inc., a Delaware corporation, as General Partner of the Purchaser, in accordance with the Limited Partnership Agreement of the Purchaser (the "Limited Partnership Agreement").

                 Section 2.6 Effective Time of the Merger. The Constituent Companies will cause a certificate of merger and such other documents as are required by the Delaware GCL and DRULPA to be duly filed with the Secretary of State of the State of Delaware prior to 10:00 a.m. Dallas, Texas time on the Closing Date. The Merger shall become effective upon the filing of the certificate of merger and such other documents as are required by the Delaware GCL and DRULPA to be filed (the time of such filing being the "Effective Time").

                 Section 2.7 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part either the holder of the capital stock of the Company or the holders of limited partnership interests in Purchaser:

                          (a) Purchaser Partnership Interests. The issued and outstanding partnership interests of the Purchaser shall remain outstanding after the consummation of the Merger and shall constitute the issued and outstanding partnership interests of the Surviving Entity.

                          (b) Conversion of Common Stock. The issued and outstanding Shares shall be converted into the right to receive the Base Cash Amount.

                 Section 2.8 No Further Ownership Rights in Company. At and after the Effective Time, the Seller shall cease to have any rights as a stockholder of the Company.

                 Section 2.9 Adjustments. The Base Cash Amount will be adjusted as follows:

                          (a) Preliminary Adjustment. The Net Working Capital, as of March 31, 1993, as set forth on Schedule 2.9 hereto (the "March 31, 1993 Balance Sheet"), is referred to as the "Initial Net Working Capital". On or before the day that is the second Business Day preceding the Closing Date, the Seller will provide the Purchaser with a good faith estimate of the Company's Net Working Capital (the "Estimated Net Working Capital") as of 12:01 a.m. (Miami, Florida time) on April 10, 1994 (the "Calculation Time") and Long-Term Liabilities at such time (the "Estimated Long-Term Liabilities") calculated from the most recently available financial statements (the "Current Financial Statements") plus such adjustments as are mutually acceptable to the Purchaser and the Seller. The Seller will provide the Purchaser with a copy of the Current Financial Statements as soon as such statements are available. The Base Cash Amount will be reduced (or increased) by the amount, if any, by which the Estimated Net Working Capital is less (or greater) than the Initial Net Working Capital and will be reduced by the amount of the Estimated Long-Term Liabilities.

                          (b) Determination of Final Cash Amount. Within 90 Business Days after the Closing, the Purchaser shall prepare and deliver to the Seller a balance sheet of the Company and a calculation of the Net Working Capital and Long-Term Liabilities as of the Calculation Time. Such calculations shall be made in a manner consistent with the respective calculations of the Initial Net Working Capital, the Estimated Net Working Capital and the Estimated Long-Term Liabilities under Section 2.9(a) above. The Purchaser will make available to the Seller the work papers and other accounting records used in preparing such balance sheet and calculations. Within 30 days following the delivery of the balance sheet and Net Working Capital and Long-Term Liabilities calculations, the Seller will deliver to the Purchaser a detailed written statement describing its objections (if any) to the Purchaser's calculation of the Net Working Capital and Long-Term Liabilities. If the Seller does not deliver a detailed written statement describing any such objections within such 30-day period, the calculations of the Net Working Capital and Long-Term

         Liabilities shall be final and binding on the parties hereto. If the Seller does deliver a detailed written statement raising any such objections, the Purchaser and the Seller will use reasonable efforts to resolve any disputes related thereto, but if a final resolution is not obtained within 30 days after the Seller has submitted its written objections to the Purchaser, any remaining disputes regarding the calculations of the Net Working Capital and Long-Term Liabilities will be submitted for resolution in accordance with the provisions of this Agreement to the Independent Accountant. The determination of the Independent Accountant will be submitted in writing to each of the Purchaser and the Seller not later than 30 days after the submission of such dispute to the Independent Accountant, and the determinations contained in that report will be conclusive and binding upon the parties. The Purchaser and the Seller will each pay one-half of the fees and expenses of the Independent Accountant. The Company's Net Working Capital and Long-Term Liabilities, as finally determined pursuant to this subsection (b), are referred to herein respectively as the "Final Net Working Capital" and the "Final Long-Term Liabilities" and the balance sheet setting forth the Final Net Working Capital and the Final Long-Term Liabilities is referred to herein as the "Final Balance Sheet".

                          (c) Physical Inventory. In order to prepare the Estimated Net Working Capital calculation and the Final Balance Sheet and to determine the Estimated Net Working Capital and Final Net Working Capital, a physical count of the Company's Inventory will be completed as of the close of business on the Sunday immediately preceding the Closing Date. The Purchaser and the Seller will follow the procedures set forth in Schedule 2.9(c) hereto, and each of the Purchaser and the Seller will be entitled to have its representatives present at the taking of the physical count by the Company.

                          (d) Final Adjustments. Within five Business Days after the determination of the Final Net Working Capital, the Estimated Cash Amount will be adjusted pursuant to this subsection
         (d). The Final Cash Amount will be equal to the Estimated Cash Amount reduced (or increased) by the amount, if any, by which the Final Net Working Capital is less (or greater) than the Estimated Net Working Capital and the amount, if any, by which the Final Long-Term Liabilities are greater (or less) than the Estimated Long-Term Liabilities. If the Estimated Cash Amount exceeds the Final Cash Amount, such difference shall be paid by the Seller to the Purchaser in immediately available funds within three Business Days after the determination of the Final Cash Amount, together with interest thereon from the Closing Date to the date of payment at the annual rate of 7%. If the Final Cash Amount exceeds the Estimated Cash Amount, such difference shall be paid by the Purchaser to the Seller in immediately available fund within three Business Days after the determination of the Final Cash Amount, together with interest thereon from the Closing Date to the date of payment at the annual rate of 7%.


                                  ARTICLE III

                Representations and Warranties of the Purchaser

                 The Purchaser hereby represents and warrants the following to the Seller:

                 Section 3.1 Organization and Good Standing. The Purchaser is a limited partnership validly formed and existing under the laws of the state of Delaware, with all requisite power and authority to carry on the business in which it is engaged and to own or lease the properties and assets it owns or leases. The Purchaser is duly qualified to do business as a foreign limited partnership in good standing in each jurisdiction other than its state of formation where the nature of its business or the character of its property makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Purchaser.

                 Section 3.2 Authorization and Validity. The Purchaser has all requisite partnership power and authority to enter into this Agreement and each other agreement and document contemplated hereby to be entered into by it and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other agreement and document contemplated hereby, and the consummation and performance of the transactions contemplated hereby and thereby by the Purchaser, have been duly authorized and approved by all requisite partnership action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each other agreement to be executed by the Purchaser in connection with this Agreement at or prior to the Closing will be duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the respective terms of each such agreement, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 Section 3.3 Capitalization. (a) As of the Closing Date the Issuer shall have no outstanding capital stock having any preference as to dividends or on liquidation other than the Preferred Stock nor shall the Issuer have any outstanding securities convertible into or exchangeable or exercisable for such capital stock or any commitment to issue any such capital stock.

                 (b) All shares of capital stock of the Issuer outstanding at the Closing Date shall have been duly authorized, validly issued and shall be fully paid and nonassessable.

                 Section 3.4 No Violation. The execution and delivery by the Purchaser of this Agreement and each other agreement and document contemplated hereby to be executed and delivered by the Purchaser, and consummation and performance of the transactions contemplated hereby or thereby by the Purchaser, will not (a) violate or conflict with the Limited Partnership Agreement, (b) violate, conflict with, or result in a breach of the terms, conditions and provisions of, constitute a default under, or permit the acceleration of any obligation under, or require the consent under, any material agreement, indenture, mortgage, lease or other instrument under which the Purchaser or any of its property is bound or subject or (c) violate or conflict with any judgment, decree, order, statute, law, ordinance, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Purchaser or the properties or assets of the Purchaser, except to the extent valid consents and approvals have been, or will be, obtained prior to the Closing.

                 Section 3.5 Litigation. There are no actions, suits, proceedings, orders or governmental investigations or inquiries pending, or, to the best knowledge of the Purchaser, threatened, against the Purchaser or any of its Affiliates or their respective properties, assets, operations or businesses seeking to prevent, or which would adversely affect, the consummation of the transactions contemplated hereby.

                 Section 3.6 Acquisition of Shares for Investment. The Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares within the meaning of the Securities Act.

                 Section 3.7 Consents. No authorization, consent, approval, order, permit or license of, or filing with, any court or other governmental or public body or authority is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement and each other agreement contemplated hereby to be executed and delivered by the Purchaser or the consummation of the transactions contemplated hereby or thereby by the Purchaser except for (i) such authorizations, consents, approvals, orders, permits or licenses required for the operation of the business of the Company after the Closing and (ii) any required filings under the HSR Act.

                 Section 3.8 Brokers' or Finders' Fees. The Purchaser has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement for which the Seller or the Company would be responsible.


                                   ARTICLE IV

                  Representations and Warranties of the Seller

         The Seller represents and warrants the following to the Purchaser:

                 Section 4.1 Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and the good standing under the laws of the State of Delaware, with all requisite power and authority to carry on the business in which it is engaged and to own or lease the properties and assets it owns or leases. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction set forth in Schedule 4.1, which are all of the jurisdictions where the nature of the Company's business or the character of its property makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

                 Section 4.2      Authorization and Validity of the Seller.
The Seller has all requisite corporate power and authority to enter into this Agreement and each other agreement and document contemplated hereby to be entered into by the Seller and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Seller and each other agreement and document contemplated hereby to be entered into by the Seller and the Seller's consummation and performance of the transactions contemplated hereby and thereby, have been duly authorized and approved by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each other agreement to be executed by the Seller in connection with this Agreement at or prior to the Closing will be duly executed and delivered by the Seller and will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the respective terms of each such agreement, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                 Section 4.3 Authorization and Validity of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and each other agreement and document contemplated hereby to be entered into by the Company and to perform its obligations hereunder and thereunder. The execution and delivery of each agreement and document to be executed by the Company in connection with this Agreement at or prior to the Closing and the Company's consummation and performance of the transactions contemplated thereby have been duly authorized and approved by all requisite corporate action on the part of the Company. Each such agreement and document will be duly executed and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the respective terms of each such agreement and document, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless whether such enforcement is considered in a proceeding in equity or at law).

                 Section 4.4      No Violation.  Except as described in
Schedule 4.4, the execution and delivery by the Seller or the Company, as the case may be, of this Agreement and each other agreement and document contemplated hereby to be executed and delivered by the Seller or the Company, and the Seller's or the Company's, as the case may be, consummation and performance of the transactions contemplated hereby or thereby, will not (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Seller or the Company, (b) violate, conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, or permit the acceleration of any obligation under, or require the consent under, any agreement, indenture, mortgage, lease or other instrument under which the Seller or the Company or any of the property of either of them is bound or subject, or (c) violate or conflict with any judgment, decree, order, statute, law, ordinance, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Seller or the Company or any of the properties or assets of the Seller or the Company.

                 Section 4.5 Litigation. There are no actions, suits, proceedings, orders or governmental investigations or inquiries pending, or, to the knowledge of the Seller, threatened, against the Seller or any of its Affiliates or their respective properties, assets, operations or businesses seeking to prevent, or which would adversely affect, the consummation of the transactions contemplated hereby. Except as described in Schedule 4.5, (a) there are no actions, suits, arbitrations, proceedings, orders or known investigations instituted, pending or, to the knowledge of the Seller, threatened against or affecting the Company or its properties, assets, operations or business, at law or in equity, or before any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (b) the Company is not subject to any continuing court or administrative order, writ, judgment, injunction or decree applicable to the Company or its business, operations, properties or assets or in default with respect to any such order, writ, judgment, injunction or decree described in Schedule 4.5. There are no arbitration proceedings pending under collective bargaining agreements or otherwise to which the Company is a party.

                 Section 4.6 Acquisition of Preferred Stock for Investment. The Seller is acquiring the Preferred Stock for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Preferred Stock within the meaning of the Securities Act.

                 Section 4.7 Consents. Schedule 4.7 sets forth each authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other Person that is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements and documents contemplated hereby on the part of the Seller or the Company except for any required filings under the HSR Act.

                 Section 4.8 Capitalization. Schedule 4.8 sets forth the authorized, issued and outstanding capital stock of the Company. All the Shares are issued and outstanding and are owned of record and beneficially by the Seller, free and clear of all Liens. The Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except as contemplated by the Merger, there are no rights, subscriptions, warrants, options, puts, proxies, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire or otherwise affecting any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable or exercisable for any shares of capital stock of the Company. Upon delivery of payment for the Shares as provided in this Agreement, the Seller will convey to the Purchaser pursuant to the Merger, and the Purchaser will acquire, good title to the Shares, free and clear of any Liens. No shares of the capital stock of the Company are reserved for any purpose and there are no preemptive or similar rights with respect to the issuance, sale or other transfer of the capital stock of the Company.

                 Section 4.9      Subsidiaries.  Except as set forth on
Schedule 4.9, the Company does not own, directly or indirectly, any stock, partnership interests, joint venture interest or other security or interest in any other Person.

                 Section 4.10 Corporate Records. True, correct and complete copies of the certificate of incorporation and all amendments thereto, and the Bylaws, as currently in effect, of the Company have been delivered to the Purchaser. The minute books of the Company, copies of which have been made available to the Purchaser, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committee thereof) and the stockholders of the Company since its formation and reflect all actions taken by the Company required to be reflected under the Delaware GCL. At the Closing, the Seller will tender to the Purchaser all of such books and records.

                 Section 4.11 Financial Statements. The Seller has furnished to the Purchaser the Financial Statements as set forth on Schedule
4.11 and the March 31, 1993 Balance Sheet and will furnish to the Purchaser the Current Financial Statements. The Financial Statements, the March 31, 1993 Balance Sheet and the Current Financial Statements, as applicable (i) fairly reflect (or in the case of the Current Financial Statements, will reflect) the financial condition and results of operations of the Company as of the dates and for the periods indicated and (ii) have been (or in the case of the Current Financial Statements, will be) prepared in accordance with (a) generally accepted accounting principles, consistently applied, except for those differences from generally accepted accounting principles which are described in Schedule 4.11 attached hereto, and (b) the Seller's internal accounting principles, methods and procedures, consistently applied throughout the periods indicated.

                 Section 4.12 Liabilities and Obligations. Except for those ordinary course liabilities incurred since the date of the Financial Statements, the Financial Statements reflect all liabilities of the Company that are required to be included in the Financial Statements under generally accepted accounting principles consistently applied by the Company throughout the periods indicated and consistent with Schedule 4.11.

                 Section 4.13 Employee Benefit Matters. (a) Except as set forth in Schedule 4.13(a), there are no Plans (as herein defined) in which (A) any present or former directors, officers, agents or employees of the Company participate or (B) with respect to which the Company has any liability. As used herein, the term "Plan" shall include any of the following: (i) any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance, stock appreciation right, supplemental unemployment, layoff, retirement, life insurance, disability, group insurance, retainer, consulting, health, welfare or incentive plan or agreement; (iii) any plan or policy providing for "fringe benefits" to its directors, officers, agents or employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs; (iv) any employment agreement; or (v) any trust, escrow or other agreement or arrangement related to any of the foregoing. For purposes of this Agreement, "ERISA Affiliate Plan" is any "employee benefit plan" within the meaning of
Section 3(3) of ERISA which is (a) subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plan"), (c) a multiple employer plan within the meaning of
Section 4063(a) of ERISA or (d) a "group health plan" within the meaning of
Section 5000(b) of the Code which is subject to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), sponsored, maintained, contributed to or obligated to be contributed to by Seller, the Company or any trade or business (whether or not incorporated) which are under common control, or are treated as a single employer, with the Company under Section 414(b),
(c), (m) or (o) of the Code ("ERISA Affiliate"). With respect to each applicable Plan listed in Schedule 4.13(a), the Company has furnished to the Purchaser true, correct and complete copies of: (i) the plan documents and summary plan descriptions; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the last Form 5500 Annual Report; and
(iv) all related trust agreements, insurance contracts or other funding agreements which implement such Plans.

                 (b) Except as set forth in Schedule 4.13(b), the Company has not contributed, or been obligated to contribute, to any Multiemployer Plan.

                 (c) Each Plan listed on Schedule 4.13(a), complies in all material respects with all Legal Requirements currently in effect and applicable to the Plan, including but not limited to ERISA and the Code; and the employee pension benefit plans maintained by the Company meet the requirements of "qualified plans" under Section 401(a) of the Code, and each such employee pension benefit plan, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such plan and the tax-exempt status of such related trust.

                 All reports, forms and other documents required to be filed with any government entity and/or to be distributed to participants with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed or distributed and are accurate in all material respects.

                 (d) The Company has no liability nor is it threatened with any liability nor is there any condition existing that presents a risk of liability whether directly or as a result of joint and several liability among the controlled group as determined under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA (i) for the termination of any single employer plan under Section 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) or any excise taxes imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (iv) for a fine under Section 502 of ERISA, (v) for a transaction within the meaning of Section 4069 of ERISA, or (vi) for any other breaches or violations of applicable Legal Requirements with respect to any Plan.

                 (e) The Seller, the Company and each ERISA Affiliate, to the extent applicable, are in good faith material compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

                 (f) The Company has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject the Company to any controlled group liability under Section 4001(b) of ERISA. The Company is not subject to any current liabilities with respect to withdrawals from any Multiemployer Plan as a member of Seller's controlled group under Section 4001(b) of ERISA.

                 (g) Except for those employees for whom there are employment agreements listed on Schedule 4.13(a), all employees of the Company are terminable at the will of the Company and neither the Seller, nor the Company, nor any present or former director, officer, employee or agent of the Seller or the Company has made any binding commitments of the Company to any present or former director, officer, agent or employee concerning his term, condition, benefits or employment, other than the description of rights under instruments described in Schedule 4.13(a) hereof, including, without limitation, the tenure of such employment, the conditions under which such employment may be terminated by the Company or with respect to the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current Plan year, except to the extent of coverage required under Section 4980B of the Code. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former director, officer, employee or agent of the Company.

                 Except as set forth in Schedule 4.13(a), the Company is not a party to any agreement providing for severance or termination payments to, or any employment agreement with, any current or former director, officer, employee or agent of the Company. None of such agreements provides for payments which would be "excess parachute payments" under Section 280G of the Code.

                 (h) There are no unfunded liabilities existing under the Plans listed on Schedule 4.13(a), and each such Plan could be terminated as of the Closing Date with no liability to the Purchaser, the Company or any ERISA Affiliate.

                 Section 4.14 Absence of Certain Changes. Except as set forth in Schedule 4.14 or as contemplated by this Agreement, since December 31, 1993, the Company has not:

                 (a)      suffered any Material Adverse Effect;

                 (b) contracted for any capital expenditures in excess of $50,000;

                 (c) incurred any indebtedness for borrowed money or incurred or become subject to any liability, except current liabilities incurred in the ordinary course of business;

                 (d) discharged or satisfied any lien or paid any liability, other than in the ordinary course of business;

                 (e) mortgaged, pledged or subjected any property or assets to any Lien, except Liens for property taxes or assessments not yet due and payable or due but not yet delinquent and those mechanics' and materialman's liens and statutory liens imposed on milk supplies and other raw materials arising in the ordinary course of business;

                 (f) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any material rights or claims;

                 (g) acquired or disposed of any material assets or incurred any material liabilities or obligations, except purchases and sales of Inventory in the ordinary course of business, the transfer of the Transferred Receivables to the

         Issuer for the Preferred Stock, the transfer of the Kinnett note and the distribution of the Preferred Stock to the Seller;

                 (h) changed any accounting or costing systems or methods in any material respect;

                 (i) terminated, cancelled or modified or received notice or a request for termination, cancellation or modification of an existing material agreement, arrangement or understanding between the Company and any of its customers, suppliers or distributors;

                 (j) made or granted any bonus or increased the compensation payable or to become payable to any employee, except in the ordinary course of business and consistent with past practice;

                 (k) made any payments to or loaned any money to any Affiliate except to the Seller and its wholly-owned subsidiaries in the ordinary course of business;

                 (l) breached, nor received in writing any claim or threat that it has breached, any of the terms or conditions of any Commitment;

                 (m)      waived any material right under any Commitment;

                 (n) suffered any theft, casualty, loss or destruction of any of its assets where the uninsured portion of the cost and expense of the repair, replacement or reconstruction of such assets would be equal to or greater than $300,000;

                 (o) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock;

                 (p) redeemed, purchased or otherwise acquired, sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change terms and conditions of any such rights; or

                 (q) entered into any agreement or commitment to do any of the things described in any of the preceding subsections (a) through
         (p).

                 Section 4.15 Title to Assets. (a) The Company has good and indefeasible title to all of the assets and properties used in the business of the Company, including, without limitation, the assets reflected on the Financial Statements, other than (i) assets disposed of since the date of the Financial Statements in the ordinary course of business, (ii) assets being leased under capitalized or operating leases, (iii) the Properties (all representations with respect to which appear in Sections 4.16 and 4.17),
(iv) the assets described in the second paragraph of Schedule 4.15, (v) the Proprietary Rights to be assigned and licensed to the Purchaser pursuant to Sections 9.9 and 9.10, and (vi) certain non-exclusive intangible property rights of the Company. Except for Liens disclosed on Schedule 4.15, which Liens will be removed prior to the Closing, all such assets and properties are free of any Liens, except for mechanics' and materialman's liens and statutory liens imposed on milk supplies and other raw materials arising in the ordinary course of business.

                 (b) The assets and properties of the Company that will be conveyed to the Purchaser as a consequence of the consummation of the Merger, together with the Proprietary Rights that will be assigned and licensed to the Purchaser pursuant to Sections 9.9 and 9.10, constitute all assets and properties used in the operation of the business as presently conducted other than those assets described in the second paragraph of Schedule 4.15.

                 Section 4.16 Real Property-Fee. (a) Schedule 4.16 sets forth a summary description of the real property owned in fee by the Company, including a list of agreements with respect to such real property to which the Company is a party or by which such real property is bound. The Company has good and indefeasible title to the real property set forth in Schedule 4.16, subject only to: (i) Liens that will be removed prior to the Closing; and (ii) any defects, exceptions or other matters acceptable to the Purchaser, Liens for property taxes not yet due and payable and any recorded easements, covenants and other encumbrances or restrictions (other than mortgages, deeds of trusts and security interests) that do not materially impair the value or materially interfere with the use of the property in the conduct of the business as it is currently conducted (collectively, "Permitted Liens"). The Company owns no real property not listed on Schedule 4.16 and does not lease any real property not listed on Schedule 4.17.

                 (b) The real properties described in Schedule 4.16 each have sufficient access to public roads and are supplied with utilities, including electricity, sanitary and storm sewers, potable water, natural gas and other utilities to the extent used in the operation of the business conducted thereon to permit the operation of the business as it is currently conducted. The Company has received no notice of termination of such access or utilities.

                 (c) Except as set forth in Schedule 4.16, each of the real properties (including buildings and improvements located thereon) described in Schedule 4.16 and the Company's occupancy, operation and use thereof conform in all material respects to all applicable subdivisions, building codes, health, safety, setback and zoning ordinances, and other laws, regulations and requirements applicable to the current occupancy, use and operation thereof, except where the failure to so comply would not interfere with the present use of any such real property.

                 (d) Neither the Seller nor the Company has received any notice of any violation of any law, ordinance, rule or regulation referred to in (c) above, or any notice of the existence of any condemnation or eminent domain proceeding with respect to any real property described in Schedule 4.16.

                 (e) Except as set forth on Schedule 4.16 hereto, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the real property described in Schedule 4.16. There are no options or rights of first refusal to purchase any of such real properties, or any portion thereof or interest therein. There are no parties other than the Company in possession of any such real properties.

                 Section 4.17 Real Property-Leased. Schedule 4.17 contains a complete list and a brief description of all the real property leased by the Company. With respect to each written or oral real property lease listed in
Schedule 4.17: (i) each has been executed (in the case of written leases) and is in full force and effect; (ii) the Company is not in material breach or default and no event has occurred which, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such lease; (iii) subject to the obtaining of any necessary consents, each such lease will continue to be binding against the landlord in accordance with the terms following the Closing, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies; and (iv) no party to any such lease has repudiated any provision thereof. The Company's occupancy, operation and use of each such leased property conform in all material respects to all applicable subdivisions, building codes, health, safety, setback and zoning ordinances, and other laws, regulations and requirements applicable to the current occupancy, operation and use thereof.

                 Section 4.18 Condition of Assets. The assets and properties utilized by the Company, whether owned or leased, are in good operating condition (reasonable wear and tear excepted), and are suitable for the purposes for which they are presently being used.

                 Section 4.19 Accounts Receivable. The accounts receivable of the Company reflected on the Financial Statements, including the Transferred Receivables, (i) have arisen in the ordinary course of business, and (ii) represent or will represent valid and bona fide obligations due to the Company.

                 Section 4.20 Commitments. Except as set forth in Schedule 4.20, the Company is not a party to, nor are its properties, assets or business bound by, any Commitment. There is no existing default, event of default or event, occurrence or act that, with the giving of notice or lapse of time or both, would constitute a default, or result in a remedial or penalty provision being invoked, with respect to the Commitments identified on Schedule 4.20.
The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their terms except (i) as set forth on Schedule 4.20, and (ii) as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Except as described in Schedule 4.20, the Company has not received or given notice of any plan or intention of any party to any Commitment to exercise any right to cancel, terminate or amend any Commitment in any respect.

                 Section 4.21     Relationship with Customers and Suppliers.
Schedule 4.21 lists the ten (10) largest customers of the Company as determined by the dollar volume of sales for the year ended December 31, 1993 together with such sales volumes. Schedule 4.21 lists the six (6) largest suppliers of the Company as determined by the dollar volume of purchases for the year ended December 31, 1993 together with such purchase volumes. In the last twelve (12) months no such supplier or customer of the Company has notified the Company in writing or otherwise that it has cancelled or otherwise terminated, or threatened in writing or otherwise to cancel or otherwise terminate, its relationship with the Company nor, to the Seller's knowledge, has there been any material dispute with any such customer or supplier.

                 Section 4.22 Insurance. Schedule 4.22 attached hereto lists and briefly describes each insurance policy maintained by the Seller or the Company which relates to the properties, assets or businesses of the Company. All such insurance policies are in full force and effect, and neither the Seller nor the Company is in default with respect to its obligations under any of such insurance policies and neither the Seller nor the Company has ever received any notice of cancellation of any insurance policy maintained by it or been denied insurance coverage.

                 Section 4.23 Patents, Trademarks and Copyrights. (a) Set forth in Schedule 4.23 hereto is a list of the following (collectively referred to as the "Proprietary Rights"):

                    (i) Each trademark, trade name, brand name, service mark or other trade designation owned or licensed by or to the Company and each patent, copyright and similar intellectual property owned or licensed to or by the Company and each license, royalty, assignment or other similar agreement and all registrations and applications relating to the foregoing; and

                    (ii) Each agreement relating to technology, know-how or processes that the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.

                 (b) Except as described in Schedule 4.23, the Company owns, or has or will have at the Closing the right to use the Proprietary Rights without infringing or violating the rights of any third parties. None of the registrations and applications set forth in Schedule 4.23 are in the Company's name. Except as set forth in Schedule 4.23, no consent of third parties will be required for the use thereof by the Purchaser upon consummation of the transactions contemplated by this Agreement. No claim has been asserted by any person against the Seller or the Company to the ownership of or right to use any Proprietary Right or other such intellectual property or challenging the validity or effectiveness of any such license or agreement. None of the Proprietary Rights has been cancelled or otherwise terminated and, if applicable, each has been duly issued or filed.

                 (c) Except as described in Schedule 4.23, the Seller has no knowledge of any claim that any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the knowledge of the

Seller, are threatened which challenge the rights of the Company with respect thereto.

                 Section 4.24 Taxes. (a) The Seller and the Company have timely filed all Returns required to be filed by or with respect to the Company on or prior to the date hereof. Such Returns are true and complete in all material respects. Schedule 4.24 attached hereto sets forth all material Returns currently under extension.

                 (b) The Company has (i) timely paid (or there has been paid on its behalf) all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to the Company for the periods prior to the date hereof or (ii) provided for all material Taxes in its Financial Statements in accordance with generally accepted accounting principles, including any Taxes that may be owing under any tax sharing agreements.

                 (c) Neither the Seller nor the Company is a party to any pending action, proceeding, or investigation for any alleged Tax deficiency for which the Company or any of its assets would be liable, nor, to the best of the Seller's knowledge, has any action, proceeding or investigation been threatened by any governmental authority for the assessment or collection of any Taxes for which the Company or any of its assets would be liable.

                 (d) Except as set forth on Schedule 4.24, no Returns required to be filed by or on behalf of the Company (including any consolidated returns for the group of which the Company is a member) for any taxable year are currently being examined by the Internal Revenue Service ("IRS") or any other state, local or foreign taxing authority or agency. Schedule 4.24 attached hereto lists all Returns that have been examined by the IRS for which the applicable statute of limitations has not expired.

                 (e) There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a tax against the Company or any of its assets.

                 (f) The Company has paid or has made adequate provision for and will pay when due to the proper taxing authorities all withholding amounts required to be withheld by or on behalf of the Company with respect to all Taxes including, without limitation, income, unemployment, social security and other similar tax withholding for all types of compensation.

                 (g) The Company is not a party to or bound by (nor will the Company become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement, or if the Company is a party to or bound by any such tax indemnity, tax sharing, or tax allocation agreement, as of the Closing Date the Company shall not be a party to and shall not be bound by and shall have no further obligation with respect to any tax indemnity, tax sharing or tax allocation agreement.

                 (h) None of the assets of the Company is "tax-exempt use property" within the meaning of section 168(h) of the Code.

                 (i) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment on or before the Closing Date of any "excess parachute payments" within the meaning of section 280G of the Code.

                 (j) None of the assets of the Company directly or indirectly secures any debt, the interest on which is tax- exempt under Section 103(a) of the Code.

                 (k) Except for the group of which the Company is presently a member, the Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code.

                 (l) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                 (m) Each of the statements in this Section 4.24 is modified by any information disclosed in Schedule 4.24 attached hereto.

                 Section 4.25     Labor Matters.  Except as described in
Schedule 4.25, the Company (i) is not a party to any collective bargaining agreement, (ii) has not experienced and is not experiencing, and the Seller does not know of any threatened strike, work stoppage, slowdown or other material interference with or impairment of the business of the Company by labor, (iii) is neither a party to nor the subject of an unfair labor practice complaint or any other proceeding pending or, to the best knowledge of the Seller, threatened before the National Labor Relations Board, (iv) is not the subject of, nor does the Seller know of, any current or contemplated union organization efforts or representation attempts or proceedings, or requests for negotiations for any representation or any labor contract relating to any employees of the Company and (v) is neither a party to nor the subject of a formal discrimination complaint or charge (relating to sex, age, race, national origin, handicap or veteran status) before any federal, state or municipal agency or authority.

                 Section 4.26 Compliance with Laws. (a) The Company has complied in all material respects with all Legal Requirements regarding pricing, illegal trade practices and antitrust activities.

                 (b) Except as set forth on Schedule 4.26(b) attached hereto: (i) the Company has not deposited, stored or buried at, upon or under any of the Real Property described in Schedule 4.16, the leased property described on Schedule 4.17 (together the "Occupied Properties") or any other site any Hazardous Substances (as herein defined) other than those used, stored or disposed of in the ordinary course of business and reasonably necessary to conduct its business in the ordinary course, the transportation, use, storage and disposal of which comply in all material respects with applicable Environmental Laws (as hereinafter defined); (ii) there are no citations, notices, claims or proceedings pending or to the Seller's knowledge threatened, against the Company, before any federal or state environmental protection board, agency or authority or before any court alleging violations of law involving Hazardous Substances or directly arising out of their use, storage, transportation or disposal by the Company; (iii) neither the Seller nor the Company has received any notice from any federal or state environmental protection board, agency or authority or other Person of any violation or alleged violation of any Environmental Law requiring the removal or cleanup of any Hazardous Substance from any of the Occupied Properties or any other site, or advising the Seller or the Company of any search or investigation with respect thereto; (iv) neither the Seller nor the Company has discovered any conditions on real property adjacent to or in the vicinity of the Occupied Properties which cause the Occupied Properties to be subject to restrictions on occupancy under any Environmental Laws; (v) the Company has obtained and is in material compliance with all terms and conditions of all licenses, orders, permits or other similar authorizations from all governmental authorities or from any other Person that are required under any Environmental Laws; (vi) the Company has otherwise complied and is currently complying with all Environmental Laws applicable to its operations, assets and business; and (vii) none of the Occupied Properties is on any federal or state "Superfund" list, is subject to any federal or state government or private party environmental lien or to the best of the Seller's knowledge has ever been the site of any activity that would violate any Environmental Law.
As used in this Section 4.26, "Hazardous Substances" shall mean flammable explosives, radioactive materials, hazardous, toxic or dangerous materials, substances or wastes, petroleum or waste oil products, PCB's, radon asbestos and urea formaldehyde. "Environmental Law(s)" shall mean all federal, state and local statutes, laws, ordinances, decrees, orders, rules and regulations, to the extent binding on the Company relating in any way to pollution or protection of human health or the environment, including without limitation those relating to ambient air, surface water, ground water, land surface, or subsurface strata, and those relating to emissions, discharges, releases or threatened release of any Hazardous Substances, or otherwise relating to the manufacture, storage, generation, clean-up, disposal, transportation or handling of Hazardous Substances.

                 (c) Except as described in Schedule 4.26(c), the Company has complied in all material respects with all Legal Requirements applicable to its business including, without limitation, (i) those designated to protect health and/or safety, (ii) those regarding employment and employment practices or terms and conditions of employment, (iii) those regarding illegal payments or contributions to any government or governmental agency or any employee or official thereof or any political party or candidate; or (iv) commercial bribery (provided, however, that any representations and warranties regarding the specific matters set forth in Sections 4.26(a) and 4.26(b) are set forth in such Sections).

                 (d) The Company possesses all material governmental permits, approvals, licenses and similar authorizations necessary to its business as currently conducted.

                 Section 4.27 Brokers' or Finders' Fees. Neither the Seller nor the Company has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement for which the Purchaser would be responsible.

                 Section 4.28 Inventory. The Inventory of the Company consists of items of a quality and quantity usable or saleable in the ordinary course of business for the purpose for which it is intended, and conforms with all applicable Legal Requirements, the quality, content, packaging, labeling and other requirements of any agreement under which it is produced and with industry standards and practices. The Company has performed, in the ordinary course of business, regular tests in accordance with industry practice to determine that its products comply with all applicable Legal Requirements.

                 Section 4.29 Product Warranties. Schedule 4.29 attached hereto sets forth all recalls and withdrawals of the Company's products during the past three years and a description of all product warranties and guarantees provided by the Company.

                 Section 4.30 Guarantees. Schedule 4.30 attached hereto lists all (i) guarantees made by the Seller and provided in order to support obligations of the Company to trade creditors and other Persons, (ii) letters of credit of the Seller that support obligations relating to the Company or its business and (iii) guarantees made by the Company, other than with respect to products sold or distributed by the Company.

                 Section 4.31 Transactions with Affiliates. Except (i) as set forth in Schedule 4.31 hereto, (ii) intra-company trade payables and (iii) the contemplated distribution of the Preferred Stock by the Company to the Seller, the Company has not engaged in any material transactions with any of its Affiliates and there is no agreement between the Company and any of its Affiliates that cannot be terminated by the Company on not more than 30 days' notice without penalty.

                 Section 4.32 Section 1445 of the Code. The Company is not a foreign person for purposes of Section 1445 of the Code.

                 Section 4.33 Employees. Schedule 4.33 attached hereto contains a true and complete list of all of the current employees of the Company, their current respective positions or job classifications, their current respective wage scales or salaries, as the case may be, and any accrued vacation or sick pay due to each of such employees. The Seller will update such list (as of a date no more than one week prior to the Closing Date) and deliver same to the Purchaser at or prior to the Closing.

                 Section 4.34 Interests in Competitors. Except as set forth in Schedule 4.34 hereto, neither the Seller nor any subsidiary of the Seller owns, directly or indirectly, an interest (but not including any interest of less than five percent in any public company) in any Person that is a customer, supplier or landlord of the Company, that otherwise has business dealings with the Company or that is engaged in the manufacture and/or distribution of dairy products (including frozen products and novelties), cultured milk products or fruit and other juices in the State of Florida.

                 Section 4.35 Closing Date. All of the representations and warranties of the Seller contained in this Agreement and all information delivered in any schedule, attachment or exhibit hereto or in any writing delivered to the Purchaser are true, complete and correct in all material respects on the date of this Agreement and will be true, complete and correct in all material respects as if made on the Closing Date, except to the extent that the Seller has advised the Purchaser in writing prior to the Closing.

                 Section 4.36 Knowledge. As used in this Article IV, the term "to the Seller's knowledge" shall mean the actual knowledge of the persons listed on Schedule 4.36 hereto.


                                   ARTICLE V

                                   Employees

                 (a) The Purchaser shall employ immediately after the Effective Time all of the Company's employees at a salary or wage rate not less than the rate in effect for such individual on the Closing Date. Nothing in this Agreement shall diminish the right of Purchaser, subject to applicable laws, at any time, to dismiss any or all of such employees with or without cause and to change the terms and conditions of employment of any or all of such employees; provided, however, that Purchaser covenants and agrees to indemnify and hold harmless the Seller for any and all severance payments arising out of the termination of any of such employees terminated following the Closing Date. The Purchaser shall provide to all employees of the Company as of the Closing Date all vacation benefits and other benefits reflected as an accrued expense on the Final Balance Sheet.

                 (b) The Seller shall, subject to the consummation of the transactions contemplated by this Agreement, take whatever action is necessary or appropriate to terminate, as of the Closing Date, the participation of the Company's employees in each Plan listed on Schedule 4.13(a).

                 (c) After the Closing, the Purchaser will cause management employees of the Purchaser to provide reasonable assistance to the Seller in administering worker's compensation, disability and other insurance claims. The Seller will reimburse the Purchaser for all reasonable out-of-pocket expenses incurred by the Purchaser in connection with the Purchaser's rendering assistance to the Seller on such matters. After the Closing, the Purchaser will maintain a "light-duty" program comparable to the light-duty program maintained by the Company prior to the Closing and will comply with all applicable Legal Requirements regarding employees on leave as of the Closing Date due to disability or as a result of job-related injury.

                 (d) For a period of one year after the Closing Date, neither the Purchaser nor the Seller will hire any employee employed by the other on the Closing Date.


                                   ARTICLE VI

                           Covenants of the Purchaser

                 The Purchaser agrees that on or prior to or after the Closing, as applicable:

                 Section 6.1 Corporate Action and Consents. The Purchaser will take all necessary partnership and other action and will use its Reasonable Efforts to obtain the consent required under any consents and applicable approvals, including approvals of any regulatory authority, required to be obtained by the Purchaser to enable it to carry out the transactions contemplated by this Agreement and the other agreements contemplated hereby to be entered into by the Purchaser and to enter into this Agreement and such other agreements contemplated hereby.

                 Section 6.2 Reasonable Efforts to Effectuate Transactions. The Purchaser agrees at all times to use its Reasonable Efforts to take such actions (to the extent such actions are within the power of the Purchaser) and execute such documents, applications and instruments, and to assist others to take such actions, as may be necessary or advisable to ensure that all conditions precedent to the obligations of the Seller hereunder are fulfilled at or prior to the Closing and to use its Reasonable Efforts to ensure that, as of the Closing Date, the Purchaser will not be subject to any material contractual, regulatory or other restriction that would prohibit or delay the Closing provided in this Agreement.

                 Section 6.3 Status of Representations, Warranties and Conditions Before the Closing. The Purchaser shall use its Reasonable Efforts to cause its representations and warranties contained in this Agreement or in any schedule attached hereto to be true and correct on and as of the Closing Date in all material respects. Prior to the Closing, the Purchaser shall promptly notify the Seller in writing if (a) any representation or warranty contained in this Agreement is discovered to be or becomes untrue, (b) the Purchaser fails to perform or comply with any of its covenants or agreements contained in this Agreement, or (c) it is reasonably expected that the Purchaser will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

                 Section 6.4 Cooperation. The Purchaser will cooperate with the Seller in supplying such information as may be reasonably requested by the Seller in connection with obtaining consents and approvals to the transactions contemplated by this Agreement and to enter into and perform each of the other agreements contemplated hereby.

                 Section 6.5 Confidentiality. For a period of five years from the date hereof, the Purchaser shall, and shall cause its employees, agents and other representatives to, hold in confidence all Confidential Information. The Purchaser shall not, and shall use its Reasonable Efforts to ensure that any other Person that has access to or has obtained Confidential Information through the Purchaser shall not, disclose the same to any Person except to the Purchaser's financing sources in connection with this Agreement; provided, that any such other Person shall be informed of the confidential nature thereof and the restrictions in this Agreement. For purposes hereof, "Confidential Information" means all material information of any kind obtained, directly or indirectly, from the Seller or any of its employees, agents, accountants, counsel or other representatives concerning the Seller, its business, its Affiliates, their respective businesses, the Company or its business, except information which constitutes public information, including, without limitation, any information publicly filed with the Securities and Exchange Commission. The provisions of this Section 6.5 shall terminate and become inoperative with respect to information concerning the Company or its business if the Closing occurs, and shall not apply to any portion of the other Confidential Information which (a) becomes generally available to the public other than as a result of a disclosure by the Purchaser, (b) was or is made available to the Purchaser on a non-confidential basis by a Person not affiliated with or acting on behalf of the Seller either before or after its disclosure by the Seller to the Purchaser or (c) the Purchaser becomes legally obligated to disclose other than due to voluntary actions by the Purchaser (in which case the Purchaser shall nevertheless use its Reasonable Efforts to obtain confidential treatment for such information). Upon termination of this Agreement without the occurrence of the Closing, the Purchaser shall (and shall cause its employees, agents and other representatives to) return any originals and all copies of any documents or materials comprising a part of or containing any Confidential Information.

                 Section 6.6 Interference with Relationships. From the date hereof until the Closing Date, the Purchaser will not take any action or engage in any practice calculated or designed to impair the relationships of the Seller and the Company with their customers, suppliers or others having business dealings with any of them.

                 Section 6.7 Compliance with Laws. The Purchaser will comply with all applicable laws, rules and regulations of all governmental authorities including, without limitation, the HSR Act, in connection with its execution, delivery and performance of this Agreement and each other agreement contemplated hereby to be entered into by the Purchaser and the Purchaser's consummation and performance of the transactions contemplated hereby and thereby. In the event that the Purchaser determines that no filing is required under the HSR Act, the Purchaser will provide a certificate to the Seller at the Closing certifying as to such determination and setting forth the basis for such determination. The Purchaser agrees to (i) determine its acquisition structure as soon as practicable, (ii) make any required filing under the HSR Act as soon as practicable thereafter and (iii) request early termination of the waiting period under the HSR Act.

                 Section 6.8 Consents. The Purchaser will use its Reasonable Efforts to assist the Seller (when necessary) in obtaining the consents referred to in Schedule 7.1 and any other consents and applicable approvals, including approvals of any regulatory authority, required to enable the parties to (i) enter into this Agreement and the other agreements contemplated hereby and (ii) consummate the transactions contemplated by this Agreement and the other agreements contemplated hereby.

                 Section 6.9 Financing. The Purchaser will use Reasonable Efforts to obtain the financing necessary to complete the transactions contemplated hereby. The Purchaser will keep the Seller informed of its efforts to obtain such financing, furnish to the Seller copies of any commitment letters or similar indications of terms for such financing and notify the Seller immediately if the Purchaser determines that it will not be able to obtain such financing.

                 Section 6.10 Insurance. After the Closing, the Purchaser shall obtain and maintain Florida Storage Tank Third Party Liability and Corrective Action Insurance provided the Purchaser can obtain such insurance at a reasonable cost.


                                  ARTICLE VII

                            Covenants of the Seller

                 The Seller agrees that on or prior to or after the Closing, as applicable:

                 Section 7.1 Corporate Action and Consents. The Seller will take all necessary corporate and other action and will use its Reasonable Efforts to obtain the consents referred to in Schedule 7.1 (which schedule shall be delivered to the Seller no later than ten (10) days from the date hereof and shall be reasonably acceptable to the Seller) and any other consents and applicable approvals, including approvals of any regulatory authority, required to be obtained by the Seller or the Company to enable them to carry out the transactions contemplated by this Agreement and the other agreements contemplated hereby to be entered into by the Seller or the Company and to enter into this Agreement and such other agreements contemplated hereby.

                 Section 7.2 Reasonable Efforts to Effectuate Transactions. The Seller agrees at all times to use its Reasonable Efforts to take such actions (to the extent such actions are within the power of the Seller) and execute such documents, applications and instruments, and to assist others to take such actions, as may be necessary or advisable to ensure that all conditions precedent to the obligations of the Purchaser hereunder are fulfilled at or prior to the Closing and to use its Reasonable Efforts to ensure that, as of the Closing Date, the Seller will not be subject to any material contractual, regulatory or other restriction that would prohibit or delay the Closing provided in this Agreement.

                 Section 7.3 Status of Representations, Warranties and Conditions Before the Closing. The Seller shall use its Reasonable Efforts to cause its representations and warranties contained in this Agreement or in any schedule attached hereto to be true and correct on and as of the Closing Date in all material respects. Prior to the Closing, the Seller shall promptly notify the Purchaser (a) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (b) if the Seller falls to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that the Seller will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

                 Section 7.4 Confidentiality. For a period of five years from the Closing Date, the Seller shall, and shall cause its employees, agents and other representatives to, hold in confidence all Confidential Information. The Seller shall not, and shall use its Reasonable Efforts to ensure that any other Person that has access to or has obtained Confidential Information through the Seller shall not, disclose the same to any Person. For purposes hereof, "Confidential Information" means all material information of any kind concerning the Company or its business except information which constitutes public information, including, without limitation, any information publicly filed with the Securities and Exchange Commission. The provisions of this
Section 7.4 shall terminate and become inoperative with respect to information which (i) becomes generally available to the public other than as a result of a disclosure by the Seller, (ii) was or is made available to the Seller following the Closing on a non-confidential basis by a Person not affiliated with or acting on behalf of the Purchaser or (iii) the Seller becomes legally obligated to disclose other than due to voluntary actions by the Seller (in which case the Seller shall nevertheless use its Reasonable Efforts to obtain confidential treatment for such information).

                 Section 7.5 Access to Information and Employees. From and after the execution and delivery of this Agreement and until the Closing Date, the Seller will give representatives of the Purchaser full access, during normal business hours and upon reasonable notice, to (i) the Facilities, which shall include, without limitation, the right to conduct such environmental sampling or testing as the Purchaser or its representatives deem to be reasonably necessary, (ii) the books, records, agreements and other documents of the Seller and the Company relating directly to the Company, and furnish such representatives with such other information relating to the Company as the Purchaser may reasonably request and (iii) all employees of the Company upon reasonable approval of the Seller.

                 Section 7.6 Business. Except for the transfer by the Company to the Issuer of the Transferred Receivables as consideration for the Preferred Stock and the distribution of the Preferred Stock by the Company to the Seller, until the Closing, the Seller shall operate the Company in the ordinary course and consistent with past practice and not introduce any new method of management or operation to the Company. Without limiting the foregoing, the Seller shall not, unless contemplated by this Agreement or the other agreements contemplated hereby or approved by the Purchaser, take any action to and shall prevent the Company from taking any action to:

                 (a) change in any respect the manner, scope or operation of the Company as it has historically been conducted,

                 (b) except for sales of inventory in the ordinary course of business, the transfer by the Company to the Issuer of the Transferred Receivables as consideration for the Preferred Stock and the distribution of the Preferred Stock by the Company to the Seller, sell or commit to sell or distribute any properties or assets of the Company having a net book value (as reflected in the Financial Statements) or a fair market value of more than $25,000.00 in a single transaction or series of related transactions,

                 (c) sell, assign, license or dispose of any rights with respect to the Proprietary Rights,

                 (d) enter into any material contract, agreement, commitment or transaction with respect to the Company or its assets,

                 (e) default in the performance of any term or condition of any Commitment,

                 (f) declare or pay any dividend or distribution on the outstanding securities of the Company except in the ordinary course of business in connection with the Seller's cash management programs or make any payments to Affiliates of the Company other than in the ordinary course of business,

                 (g) make any loans, other than advances to employees of the Company for travel and other expenses in the ordinary course of business,

                 (h) effect any material change in the methods, principles or practices used in the collection of the Company's accounts receivable,

                 (i) with respect to the Company, enter into any agreements, take any action or engage in any activity outside of the ordinary course of business or inconsistent with the transactions contemplated by this Agreement, the

         Seller's representations and warranties herein and the other agreements contemplated hereby, or

                 (j) replace any cash deposit with a letter of credit, bond or other surety.

                 Section 7.7 Affirmative Actions. Prior to the Closing, the Seller shall and shall cause the Company to:

                 (a) use its Reasonable Efforts to maintain in full force and effect, in accordance with past custom and practice, the existence and effectiveness of all insurance policies relating to the Company,

                 (b) use its Reasonable Efforts to maintain good relations with the suppliers, customers, landlords and employees of the Company in accordance with past custom and practice,

                 (c) promptly pay, prior to delinquency, any and all Taxes and other obligations which become due and payable with respect to the ownership of the Company's properties or the operation of the Company's business on or prior to the Closing in accordance with past custom and practice,

                 (d) maintain its books and records in the ordinary course of the Company's business,

                 (e) make capital expenditures in the ordinary course of the Company's business, consistent with past practices,

                 (f) use its Reasonable Efforts to maintain all bonds, letters of credit and letters of guarantee in the ordinary course of the Company's business, consistent with past practices,

                 (g) except for the transfer by the Company to the Issuer of the Transferred Receivables as consideration for the Preferred Stock and the distribution of the Preferred Stock by the Company to the Seller, use its Reasonable Efforts to maintain its assets and make replacements in the ordinary course of the Company's business, consistent with past practices, and

                 (h) do all things reasonably necessary to keep in full force and effect the corporate existence of the Company including its authority to conduct its business in Florida and keep in full force and effect all material rights and franchises relating to the business of the Company.

                 Section 7.8 Material Change. Prior to the Closing, the Seller shall promptly inform the Purchaser in writing of any change, condition or event that has or could reasonably be expected to have a Material Adverse Effect on the Company.

                 Section 7.9 Employee Compensation. Prior to the Closing, except with the Purchaser's prior written consent and except for increases granted in the ordinary course of business consistent with historical practices of the Company, the Company will neither make nor agree to make any increase in the compensation or rate of compensation payable or to become payable to the directors, officers or employees of the Company, and will not pay, agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance, fringe benefit or other extraordinary or indirect compensation to, for or on behalf of any of such directors, officers or employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans or policies as presently constituted, and no agreement, policy or plan other than those now in effect shall be adopted or committed for.

                 Section 7.10 Capital Assets; Payments of Liabilities. Except with the Purchaser's prior written consent, or as otherwise contemplated by this Agreement, the Company, will not acquire or dispose of any capital asset having a net book value of $25,000 or more, nor will the Company discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability with respect to the Company other than (i) liabilities and obligations reflected in the Financial Statements, and (ii) current liabilities and obligations incurred in the usual and ordinary course of business since December 31, 1993, and, in either such case, only as required by the express terms of the agreement or other instrument pursuant to which the obligation or liability was incurred.

                 Section 7.11 Compliance with Laws. The Seller will, and will cause the Company to, prior to the Closing, comply with all applicable laws, rules and regulations of all governmental authorities, including, without limitation, the HSR Act, in connection with the Seller's or the Company's, as the case may be, execution, delivery and performance of this Agreement and each other agreement contemplated hereby to be entered into by the Seller or the Company and their consummation and performance of the transactions contemplated hereby and thereby.

                 Section 7.12 Interference with Relationships. From the date hereof, the Seller will not take any action or engage in any practice calculated or designed to impair the relationships of the Company with its customers, suppliers or others having business dealings with the Company.

                 Section 7.13 Consents. The Seller will use Reasonable Efforts to assist the Purchaser (when necessary) in obtaining any consents and applicable approvals, including approvals of any regulatory authority, required to enable the parties to (i) enter this Agreement and the other agreements contemplated by this Agreement and the other agreements contemplated hereby and
(ii) consummate the transactions contemplated by this Agreement and the agreements contemplated hereby.

                 Section 7.14 Releases; Terminations. The Seller shall cause the Company to be released and discharged from, and its assets and the Shares to be released from, any and all deeds of trust, mortgages and security interests securing indebtedness of the Company or the Seller, including without limitation, indebtedness under the Second Amended and Restated Credit Agreement dated as of May 4, 1992 of the Seller, as amended, and shall provide the Purchaser with evidence thereof in form and substance reasonably satisfactory to the Purchaser. The Seller and the Company shall execute an agreement terminating the Company's obligations under the terms of the instruments, agreements and arrangements listed on Schedule 4.31.

                 Section 7.15 Cooperation. The Seller will cooperate with the Purchaser in supplying such information as may be reasonably requested by the Purchaser in connection with obtaining consents and approvals to the transactions contemplated by this Agreement, and to enter into and perform each of the other agreements contemplated hereby.

                 Section 7.16 No Other Agreements. From and after the date of this Agreement neither the Seller nor the Company will enter into any agreement or understanding, or utilize any resources of the Seller or the Company for due diligence by any third party other than the Purchaser, that contemplates the sale of any material assets of the Company or the sale of any stock of the Company (whether by issuance, merger or other transfer).

                 Section 7.17     Loss, Theft, Damage or Destruction.

                 (a) The Seller shall or shall cause the Company to make all ordinary course repairs to the Company's assets except for such assets not currently used by the Company in its operation.

                 (b) If the Seller or the Company shall become aware of any loss, theft, damage or destruction affecting any of the assets of the Company in any material respect, the Seller shall promptly advise the Purchaser of such loss, theft or casualty.

                 (c) If any of the assets of the Company are lost or stolen or suffer any damage or destruction, the Seller shall or shall cause the Company to commence and thereafter diligently pursue the repair, replacement or reconstruction of such assets, provided that (i) if the uninsured portion of the cost and expenses of such repair, replacement or reconstruction would be less than $300,000, the Base Cash Amount will be reduced by the aggregate cost and expenses of such repair, replacement or reconstruction (in which event neither the Purchaser nor the Seller shall have the right to terminate this Agreement as a result of such damage or destruction) and (ii) if the uninsured portion of the costs and expenses of such repair, replacement or reconstruction would be equal to or greater than $300,000, either the Purchaser or the Seller may terminate this Agreement.

                 Section 7.18 Insured Claims. From and after the Closing Date, the Seller covenants and agrees to discharge, and indemnify and hold harmless the Purchaser from, all insurable claims with respect to workers' compensation, disability, employee medical, products liability, automobile and other general liability matters arising with respect to the operation of the business of the Company through the Closing Date.

                 Section 7.19 Environmental Liabilities. Subsequent to the Closing Date, the Seller covenants and agrees to remediate all conditions described in Schedule 7.19 in accordance with applicable Legal Requirements and will indemnify and hold the Purchaser harmless with respect to all costs of such remediation.

                 Section 7.20 Litigation. Subsequent to the Closing Date, the Seller covenants and agrees to indemnify and hold harmless the Purchaser from all damages, losses, liabilities, obligations and expenses arising from the litigation described on Schedule 4.5; provided, however, that the Purchaser agrees to continue to purchase products from the plaintiff in the action noted on Schedule 4.5 with an asterisk, to the extent reasonable under the circumstances, in order to mitigate the liability of the Seller thereunder.


                                  ARTICLE VIII

                       Conditions Precedent of the Seller

                 Except as may be waived in writing by the Seller, the obligations of the Seller hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

                 Section 8.1 Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the Closing (except to the extent such representations and warranties relate solely to an earlier date), subject to any changes contemplated by this Agreement.

                 Section 8.2 Covenants. The Purchaser shall have performed and complied in all materials respects with all covenants or conditions required by this Agreement to be performed and complied with by it at or prior to the Closing.

                 Section 8.3 Officer's Certificate. There shall have been delivered to the Seller a certificate of the general partner of the Purchaser to the effect that (i) all representations and warranties of the Purchaser contained herein are true and correct as if made on the Closing Date, (ii) the Purchaser has complied with and performed all covenants and conditions required to be complied with or performed by it prior to the Closing, (iii) no action, proceeding or investigation is pending for any injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental agency of competent jurisdiction or regulatory authority directing that the transactions contemplated by this Agreement or any agreement contemplated hereby not be consummated, and no such injunction, writ, preliminary restraining order or such other order has been issued and is in effect; and (iv) no suit, action or other proceeding is pending before any court or governmental agency or regulatory authority in which it is sought to obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and, to the best knowledge of the Purchaser, no investigation that might eventuate in any such suit, action or proceeding is pending.

                 Section 8.4 Corporate Proceedings. All corporate proceedings of the Purchaser taken or to be taken in connection with the execution and delivery of this Agreement and the agreements contemplated hereby to he entered into by the Purchaser and the transactions contemplated hereby and thereby and all documents incident thereto, shall be in substance and form reasonably satisfactory to the Seller and the Seller shall have received all such counterpart originals or certified or other copies of such documents as the Seller may reasonably request.

                 Section 8.5 Opinion. Counsel to the Purchaser shall have delivered to the Seller its opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Seller.

                 Section 8.6 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                 Section 8.7 Governmental Approval. All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms and conditions reasonably satisfactory to the Seller, except for any such filings, authorizations or approvals that would not be material and which are customarily obtained after the consummation of transactions of this nature.

                 Section 8.8 Supply Agreement. The Purchaser shall have executed and tendered to the Seller the Supply Agreement.

                 Section 8.9 Tax Matters Agreement. The Purchaser shall have executed and tendered to the Seller the Tax Matters Agreement.

                 Section 8.10 Administrative Services Agreement. The Purchaser shall have executed and tendered to the Seller the Administrative Services Agreement.

                 Section 8.11 Preferred Stock. The Company shall have distributed to the Seller a certificate or certificates representing the Preferred Stock.

                 Section 8.12 Secretary's Certificate. There shall have been delivered to the Seller a certificate of the general partner of the Purchaser certifying as to: (i) the Purchaser's certificate of limited partnership, (ii) the Limited Partnership Agreement of the Purchaser and (iii) resolutions of the Purchaser's general partner approving this Agreement, the Merger and the transactions contemplated by this Agreement, each as in effect on the Closing Date.


                                   ARTICLE IX

                     Conditions Precedent of the Purchaser

                 Except as may be waived in writing by the Purchaser, the obligations of the Purchaser hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

                 Section 9.1 Representations and Warranties. The representations and warranties of the Seller contained herein shall be true and correct in all material respects as of the Closing subject to any changes contemplated by this Agreement.

                 Section 9.2 Covenants. The Seller shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it at or prior to the Closing.

                 Section 9.3 Officer's Certificate. There shall have been delivered to the Purchaser a certificate of the President or Vice President of the Seller to the effect that (i) all representations and warranties of the Seller contained herein are true and correct in all material respects as if made on the Closing Date, (ii) the Seller has complied with and performed all covenants and conditions required to be complied with or performed by it prior to the Closing, (iii) no action, proceeding or investigation is pending for any injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental agency of competent jurisdiction or regulatory authority directing that the transactions contemplated by this Agreement or any agreement contemplated hereby not be consummated, and no such injunction, writ, preliminary restraining order or such other order has been issued and is in effect; and (iv) no suit, action or other proceeding is pending before any court or governmental agency or regulatory authority in which it is sought to obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and, to the best knowledge of the Seller, no investigation that might eventuate in any such suit, action or proceeding is pending.

                 Section 9.4 Corporate Proceedings. All corporate proceedings of the Seller and the Company taken or to be taken in connection with the execution and delivery of this Agreement and the agreements contemplated hereby to be entered into by the Seller or the Company and the transactions contemplated hereby and thereby and all documents incident thereto, shall be in substance and form reasonably satisfactory to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

                 Section 9.5 Opinion. Counsel to the Seller shall have delivered to the Purchaser its opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

                 Section 9.6 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                 Section 9.7 Governmental Approval. All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained on terms and conditions reasonably satisfactory to the Purchaser, except for any such filings, authorizations or approvals that would not be material and which are customarily obtained after the consummation of transactions of this nature.

                 Section 9.8 Supply Agreement. The Seller and the Company shall have executed and tendered to the Purchaser the Supply Agreement.

                 Section 9.9 Trademark Assignment. The Seller and the Company shall have executed and tendered to the Purchaser the Trademark Assignment.

                 Section 9.10 Trademark Licenses. The Seller and the Company shall have executed and tendered to the Purchaser the Trademark Licenses.

                 Section 9.11 Additional Deliveries of the Seller. On the Closing Date, in addition to those other deliveries made pursuant to this
Article IX, the Seller shall have delivered to the Purchaser all of the following:

                 (a) certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers, the minute book, stock transfer records, corporate seal and other documents and materials relating to the Company's corporate administration and recordkeeping;

                 (b) a long-form certificate of good standing of the Company, dated as of a date within seven days prior to the Closing Date; and

                 (c) the certificate of existence of the Company issued by the Secretary of State of the State of Delaware.

                 Section 9.12 Consents. The Seller shall have obtained and delivered to the Purchaser all consents listed in Schedule 7.1 except as waived in writing by the Purchaser.

                 Section 9.13 Non-Competition Agreement. The Seller and the Company shall have executed and tendered to the Purchaser the Non-Competition Agreement.

                 Section 9.14 Dairy Products Purchase Agreement. The Company shall have obtained an assignment of the rights of the Seller under the Dairy Products Purchase Agreement dated April 1, 1988 between the Seller and The Southland Corporation as such rights relate to the business of the Company, which assignment shall be consented to by The Southland Corporation and shall be in form and substance satisfactory to the Purchaser.

                 Section 9.15 Tax Matters Agreement. The Seller and the Company shall have executed and tendered to the Purchaser the Tax Matters Agreement.

                 Section 9.16 Title Policies. The Purchaser shall have obtained, at Purchaser's expense, commitments for policies of title insurance from a title insurance company reasonably satisfactory to the Purchaser, in form and amount reasonably acceptable to the Purchaser, insuring at regular rates, good and indefeasible fee simple title to all owned real property listed on Schedule 4.16 hereto, subject only to the Permitted Liens; provided, however, that this condition shall be deemed to have been waived by the Purchaser if the reason for its non-satisfaction is the Purchaser's failure to tender the consideration for such commitments or policies for a reason other than the failure of any of the other conditions in this Article IX. If the Purchaser is not required by its financing sources to secure title insurance, then the Purchaser shall have determined to its reasonable satisfaction that it has received good and indefeasible title to the owned real property listed on Schedule 4.16 hereto subject only to the Permitted Liens.

                 Section 9.17 Administrative Services Agreement. The Seller and the Company shall have executed and tendered to the Purchaser the Administrative Services Agreement.

                 Section 9.18 Releases; Terminations. The Seller shall have effected the releases required pursuant to Section 7.14. The Seller and the Company shall have executed an agreement terminating the Company's obligations under the terms of the instruments, agreements and arrangements listed on Schedule 4.31.

                 Section 9.19 FIRPTA Affidavit. The Purchaser shall have received from the Company an affidavit declaring that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations issued thereunder.

                 Section 9.20 Secretary's Certificate. There shall have been delivered to the Purchaser a certificate of the Secretary of each of the Seller and the Company certifying as to: (i) its certificate of incorporation,
(ii) its bylaws and (iii) resolutions approving this Agreement, the Merger and the transactions contemplated by this Agreement, each as in effect on the Closing Date.


                                   ARTICLE X

                                   Indemnity

                 Section 10.1. Survival of Representations and Warranties; Tax Matters. (a) Except as expressly set forth in this Section 10.1, each of the representations and warranties contained in this Agreement will survive the Closing and remain in full force and effect for fifteen months after the Closing Date. The representations and warranties of the Seller contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.8 will survive the Closing and remain in full force and effect thereafter. The representations and warranties of the Seller contained in Sections 4.15(a), 4.16(a) and 4.26(a) will survive the Closing and remain in full force and effect for a period of three years after the Closing Date. The representations and warranties of the Seller contained in Section
4.13 shall survive the Closing and remain in full force and effect for the applicable statute of limitations. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival, if any, may not be pursued and is hereby irrevocably waived after such time. Any such notice shall specifically identify the particular breach and the underlying facts and Indemnifiable Loss relating thereto.

                 (b) Notwithstanding anything to the contrary herein, all indemnification relating to Taxes shall be governed exclusively by the Tax Matters Agreement.

                 Section 10.2. Limitations on Liability. (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees), and any and all claims, demands or suits (by any person or entity, including any governmental entity), in any such case provided that the underlying liability or obligation giving rise thereto is not the result of any action taken or omitted to be taken by the Indemnified Party, or any affiliate thereof, and (v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an affiliate of a party to this Agreement.

                 (b)      Reserved.

                 (c) Notwithstanding any other provision hereof or of any applicable statute, law, ordinance, rule or regulation:

                    (i) no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 10.3(a)(i) or 10.3(b)(i) unless and until the aggregate amount of Indemnifiable Losses incurred by the Indemnitee in respect of any individual event or occurrence or series of related events or occurrences giving rise to such Indemnifiable Losses exceeds $10,000, in which event (subject to the following provisions of this Section 10.2), such Indemnitee may assert its right to indemnification hereunder to the full extent of its Indemnifiable Losses in respect thereof; and

                    (ii) no Indemnitee will be entitled to make a claim against an Indemnifying Party under Sections 10.3(a)(i) or 10.3(b)(i) unless and until the aggregate amount of claims which may be asserted for Indemnifiable Losses under Section 10.3(a)(i) or 10.3(b)(i), as applicable, exceeds $225,000, and then only to the extent of the excess;

                 (d) Notwithstanding any other provisions of this Agreement, the indemnification obligations of the Seller under Section 10.3(a)(i) and of the Purchaser under Section 10.3(b)(i) will not exceed $4,500,000.

                 (e) As between the Seller, on the one hand, and the Purchaser, on the other hand, the rights and obligations set forth in Articles V and X and Sections 7.18, 7.19 and 7.20 will be the exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated thereby. Without limiting the generality or effect of the foregoing, as a material inducement to the other parties hereto entering into this Agreement, each of the parties to this Agreement hereby waives, to the extent permitted by law, any claim or cause of action which it otherwise might assert, including without limitation under the common law or any other statute, law, ordinance, rule or regulation, by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby, except for claims or causes of action brought under and subject to the terms and conditions of this Article X or, as applicable, Article V, Sections 7.18, 7.19 and 7.20; provided, however, in no event shall any claim based on fraud be waived by the foregoing provision.

                 Section 10.3.  Indemnification.  (a) Subject to Sections 10.1,
10.2 and 10.4, the Seller will indemnify, defend and hold harmless the Purchaser from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i)   any breach by the Seller of any of the
         representations or warranties of the Seller contained in Sections 4.1 through 4.25 inclusive, Sections 4.26(b), (c) and (d), and Sections
         4.27 through 4.36 inclusive, of this Agreement;

                    (ii) any breach by the Seller of any covenant of the Seller contained in this Agreement; and

                  (iii) any breach by the Seller of the representations and warranties of the Seller contained in Section 4.26(a).

                 (b) Subject to Sections 10.1, 10.2 and 10.4, the Purchaser will indemnify, defend and hold harmless the Seller from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i) any breach by the Purchaser of any of the representations or warranties of the Purchaser contained in this Agreement; and

                   (ii) any breach by the Purchaser of any covenant of the Purchaser contained in this Agreement.

                 (c) The Seller and the Purchaser agree that any indemnity payment hereunder shall be treated as an adjustment to the purchase price.

                 Section 10.4. Defense of Claims. (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim; provided, however, that the failure by an Indemnitee to give such notice within 30 calendar days shall not relieve the Indemnifying Party of its obligations, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give timely notice. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

                 (b) If, within 10 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim unless the Indemnitee is fully released by the claimant from all liability arising from such Third Party Claim.

                 (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article X.

                 (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith, together with interest thereon from the date of payment of such amount by the Indemnifying Party at a rate of interest equal to 7% per annum will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment relates; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                                   ARTICLE XI

                   Access to Information and Other Agreements

                 Section 11.1 Access to Information and Employees. After the Closing, upon reasonable notice, the Purchaser shall, and shall use its Reasonable Efforts to cause its counsel and independent public accountants to, afford to representatives of the Seller including its counsel and accountants, reasonable access, during normal business hours, to all books, records, files, and documents related to the Company in the Purchaser's possession or under the Purchaser's control as may be reasonably requested by the Seller in order to permit the Seller (at its cost and expense) to prepare and file federal, state and local tax returns and to prepare for and participate in any investigation with respect thereto, to prepare for, participate in, assert or defend any other investigation or litigation relating to or involving the Seller or the Company, and to discharge the Seller's obligations or contest and defend any claims made under this Agreement and any other agreements contemplated hereby. In addition, the Purchaser will cooperate and will instruct all of its personnel to cooperate with the Seller in connection with the foregoing. After the Closing, the Seller shall have the right, at its cost and expense, to copy such books, records, files and documents related to the Company as may be reasonably useful to the Seller in connection with any of the matters described in the preceding provisions of this Section 11.1. If the originals of any such books, records, files and documents related to the Company are required in connection with any proceeding, litigation or similar matter, the Seller shall have the right to use such originals; provided, the Seller shall use its Reasonable Efforts to have such originals released from any such proceeding, litigation or other matter and returned to the Purchaser as soon as reasonably possible under the circumstances. The Purchaser will cause the books, records, files and documents related to the Company to be maintained in original form with respect to legal documents and photographic, micrographic or other storage form with respect to other books, records, files and documents (to the extent consistent with Legal Requirements applicable to the Seller and the Purchaser) for not less than five years from the date of the Closing and in any case the Purchaser shall not destroy or allow the destruction of the same without providing to the Seller a reasonable opportunity to take possession thereof.

                 Section 11.2 Further Assurances. Each party shall execute and deliver such other certificates, agreements, conveyances, certificates of title and other documents and take such other actions as may reasonably be requested by the other party in order to (a) consummate or implement the transactions contemplated by this Agreement and (b) transfer and assign to the Purchaser the Shares.


                                  ARTICLE XII

                                 Miscellaneous

                 Section 12.1 Amendment and Waiver. This Agreement may be amended, modified or supplemented or any provision of this Agreement may be waived only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to amend, modify, supplement, discharge or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

                 Section 12.2 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than by operation of law) by any party hereto without the prior written consent of the other party.

                 Section 12.3 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by telecopier. Such notice shall be deemed received on the date on which it is hand-delivered or sent via telecopier or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

                 If to the Purchaser:          Velda Farms, L.P.
                                               c/o Engles Management Corporation
                                               3811 Turtle Creek Blvd.
                                               Suite 1950, LB 50
                                               Dallas, TX  75219
                                               Attention: Gregg L. Engles
                                               Fax: (214) 528-9929
                 with copies to:               Hughes & Luce, L.L.P.
                                               1717 Main Street
                                               Suite 2800
                                               Dallas, Texas  75201
                                               Attn: William A. McCormack
                                               Fax: (214) 939-6100

                 If to the Seller:             The Morningstar Group Inc.
                                               5956 Sherry Lane, Suite 1100
                                               Dallas, Texas  75225-6552
                                               Attention: John P. Clarson
                                               Fax: (214) 360-9100

                 with a copy to:               Weil, Gotshal & Manges
                                               100 Crescent Court, Suite 1300
                                               Dallas, Texas  75201
                                               Attention: R. Scott Cohen
                                               Fax: (214) 746-7777

Any party may change its address for notice by written notice given to the other parties.

                 Section 12.4 Entire Agreement. This Agreement and the exhibits and schedules hereto and the agreements contemplated hereby supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to or otherwise contemplated by this Agreement shall not be affected by this Section.

                 Section 12.5 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) incurred in connection with the transactions contemplated by this Agreement.

                 Section 12.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                 Section 12.7 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

                 Section 12.8 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                 Section 12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 Section 12.10 Announcements, Press Releases or Reports. Any announcements, press releases or reports by any of the parties hereto relating to the transactions contemplated by this Agreement and each other agreement contemplated hereby shall be approved in advance by the Seller and the Purchaser; except that any party, with reasonable advance notice to the other party and opportunity to review the proposed disclosure, may make any announcement, press release or report required by applicable law without such advance approval.


                                  ARTICLE XIII

                                  Termination

                 Section 13.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

                 (a) by the mutual written agreement of the Seller and the Purchaser;

                 (b) by the Seller or by the Purchaser if the purchase and sale of the Shares contemplated hereby shall not have been consummated by April 12, 1994 (or such other date, if any, as the Seller and the Purchaser shall have agreed in writing), and if the failure to consummate such purchase and sale on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 13.1(b);

                 (c) by the Seller or by the Purchaser if the consummation of such transactions would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                 (d) by the Seller or by the Purchaser if the Purchaser fails to secure and deliver to Seller copies of financing commitments issued by responsible financial institutions providing for the financing of the cash portion of the purchase price for the Shares on or before March 1, 1994;

                 (e)      by the Seller or by the Purchaser pursuant to
         Section 7.17(c); or

                 (f) by the Seller or the Purchaser if either party shall have received a second request for information under the HSR Act.

                 Section 13.2 Effect of Termination. If this Agreement is terminated by the Seller or by the Purchaser as permitted under Section 13.1 hereof, such termination shall be without liability of either party to the other party to this Agreement, or to any of its shareholders, directors, officers, employees, agents, consultants or representatives; provided that the provisions of Sections 6.5, 7.4 and 12.5 hereof shall remain in full force and effect; and provided further that if such termination shall result from the willful failure of a party to fulfill a condition to the performance of the other party or to perform a covenant of this Agreement or from a willful breach by a party to this Agreement, such party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other party.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                             THE MORNINGSTAR GROUP INC.



                                             By:_______________________________
                                                  Tracy L. Noll
                                                  Vice President and Chief
                                                  Financial Officer


                                             VELDA FARMS, L.P.



                                             By:_______________________________
                                                  Tracy L. Noll
                                                  Vice President

                                             ENGLES DAIRY ACQUISITION, L.P.


                                             By:  VELDA HOLDINGS, INC., its
                                                  general partner



                                             By:_______________________________
                                                  Gregg L. Engles
                                                  Chairman of the Board